                                                                  EXHIBIT (b)(3)

                AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT

          THIS AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT, dated as of September 24, 2002 (this "Amendment"), is by and among RALCORP HOLDINGS, INC., a Missouri corporation, as Master Servicer (the "Master Servicer"), RALCORP RECEIVABLES CORPORATION, a Nevada corporation ("Seller"), FALCON ASSET SECURITIZATION CORPORATION, a Delaware corporation ("Conduit") and BANK ONE, NA (MAIN OFFICE CHICAGO), individually ("Bank One") and as agent (in such capacity, the "Agent"), and pertains to the Receivables Purchase Agreement dated as of September 25, 2001 by and among the parties hereto (the "Existing Agreement"). Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Existing Agreement.

                              PRELIMINARY STATEMENT

          The parties wish to amend the Existing Agreement as hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Amendments.

          1.1. Change in Dilution Horizon Ratio. The definition of "DILUTION HORIZON RATIO" is hereby amended and restated in its entirety to read as follows:

          "DILUTION HORIZON RATIO" means, on any date of determination, an amount calculated by dividing (a) cumulative sales generated by the Originators during the most recent 30 days by (b) the aggregate Outstanding Balance of all Eligible Receivables as of the last day of the month then most recently ended.

          1.2. Extension of Facility. The definition of "LIQUIDITY TERMINATION DATE" is hereby amended and restated in its entirety to read as follows:

          "LIQUIDITY TERMINATION DATE" means September 23, 2003.

          1.3. Update of Exhibits. Exhibit IV to the Existing Agreement is hereby amended and restated in its entirety to read as set forth in Annex A to this Amendment.

          1.4. Change of Servicing Fee. Section 8.6 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

          Section 8.6. Servicing Fees. In consideration of Ralcorp's agreement to act as Master Servicer hereunder, the Purchasers hereby agree that, so long as Ralcorp shall continue to perform as Master Servicer hereunder, Seller shall pay over to Ralcorp a fee (the "SERVICING FEE") on the first calendar day of each month, in arrears for the immediately preceding month, equal to 0.325% of aggregate new Receivables (i.e., gross sales) during such period, as compensation for its servicing activities.

          1.4. Lofthouse. Each of the parties hereto hereby agrees that in lieu of becoming a new Originator under the Receivables Sale Agreement, Lofthouse Foods Incorporated, a Utah corporation, shall be merged with and into Bremner, Inc., a Nevada corporation, not later than September 30, 2002, and accordingly, hereby waives delivery of the documents required under Section 3.2 of Amendment No. 1 to Receivables Sale Agreement and agrees to treat such amendment as though it were effective as of August 31, 2002.

          2. Representations. In order to induce the Agent and the Purchasers to agree to this Amendment, each Seller Party hereby makes as of the date hereof each of the representations and warranties contained in Section 5.1 of the Existing Agreement.

          3. Condition Precedent. This Amendment shall become effective as of the date hereof upon receipt by the Agent of counterparts hereof duly executed by each of the parties hereto.

          4. Miscellaneous.

          4.1. CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

          4.2. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns (including any trustee in bankruptcy and the Agent).

          4.3. Counterparts; Severability. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.



                            (Signature Pages Follow)

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date hereof.

                                        RALCORP HOLDINGS, INC.,
                                        AS MASTER SERVICER


                                        By: /s/ Scott Monette
                                            ------------------------------------
                                            Name:
                                            Title: Treasurer


                                        RALCORP RECEIVABLES CORPORATION


                                        By: /s/ Diana Winkleman
                                            ------------------------------------
                                            Name:
                                            Title:  Treasurer

                                        BANK ONE, NA (MAIN OFFICE CHICAGO),
                                        INDIVIDUALLY AND AS AGENT


                                        By: /s/ [illegible]
                                            ------------------------------------
                                            Director, Capital Markets



                                        FALCON ASSET SECURITIZATION CORPORATION


                                        By: /s/ [illegible]
                                            ------------------------------------
                                            Authorized Signatory